Exhibit 7
JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units of Southcross Energy Partners LP has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, (iii) the provisions of Rule 13d-I(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Date: August 14, 2014

EIG BlackBrush Holdings LLC,
a Texas limited liability company

By:	EIG Management Company, LLC, its Manager

By:	/s/ R. Blair Thomas
R. Blair Thomas, Chief Executive Officer

By:	/s/ Robert L. Vitale
Robert L. Vitale, General Counsel

EIG Management Company, LLC,
a Delaware limited liability company

By:	/s/ R. Blair Thomas
R. Blair Thomas,
Chief Executive Officer

By:	/s/ Robert L. Vitale
Robert L. Vitale, General Counsel

EIG Asset Management, LLC,
a Delaware limited liability company

By:	/s/ R. Blair Thomas
R. Blair Thomas,
Chief Executive Officer

By:	/s/ Robert L. Vitale
Robert L. Vitale, General Counsel

EIG Global Energy Partners, LLC,
a Delaware limited liability company

By:	/s/ R. Blair Thomas
R. Blair Thomas,
Chief Executive Officer

By:	/s/ Robert L. Vitale
Robert L. Vitale, General Counsel

R. Blair Thomas 2010 Irrevocable Trust

By:	/s/ R. Blair Thomas
R. Blair Thomas, Trustee

By:	/s/ R. Blair Thomas
R. Blair Thomas